EXHIBIT 5.1

May 28, 2021

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Re:	Torchlight Energy Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on May 28, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the sale of an aggregate of $250,000,000 of (1) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (2) shares of the Company’s preferred stock, $0.001 par value per share, which may be issued in one or more series (“Preferred Stock”), (3) warrants for the purchase of Common Stock or Preferred Stock (“Warrants”), (4) units consisting of Common Stock, Preferred Stock, and/or Warrants (“Units”); and (5) rights for the purchase of Common Stock, Preferred Stock or Warrants (“Rights” and, together with the Common Stock, the Preferred Stock, and Warrants, the “Securities”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Pole Perfect Studies, Inc.) filed with the Nevada Secretary of State on October 30, 2007, as amended (the “Articles”); (b) the Company’s Amended and Restated Bylaws dated October 26, 2016; (c) the resolutions adopted by the Company’s board of directors authorizing, amongst other items, the issuance and sale of the Securities pursuant to the Registration Statement (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Torchlight Energy Resources, Inc.

May 28, 2021

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Securities will continue to be duly and validly authorized on the dates that the Securities are issued; (c) the amendment to the Articles increasing the Company’s authorized shares of Common Stock, as described in the Company’s Definitive Proxy Statement filed with the Commission on May 7, 2021, shall have been approved by stockholders holding a majority of the Company’s voting power and shall have been filed with the office of the Nevada Secretary of State prior to the issuance of any Securities pursuant to the Registration Statement; and (d) the Securities will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.              With respect to any offering of Common Stock by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Common Stock; (b) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Company receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Warrants that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, validly issued, fully paid and non-assessable.

2.              With respect to any offering of Preferred Stock by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when, as and if (a) the Board of Directors or any duly appointed pricing committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Articles, including the reservation of a sufficient number of shares of Preferred Stock; (b) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (c) the Company receives consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed pricing committee (including any Offered Preferred Stock duly issued upon exchange, exercise or conversion of any Warrants that are exchangeable, exercisable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, validly issued, fully paid and non-assessable.

Torchlight Energy Resources, Inc.

May 28, 2021

3.              With respect to any offering of Warrants by the Company pursuant to the Registration Statement (the “Offered Warrants”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock or Preferred Stock issuable upon exchange, exercise or conversion of any such Offered Warrants; (b) the terms of the Offered Warrants, any warrant agreement, and the Offered Warrants have been duly authorized, executed, and delivered by the parties thereto and/or their authorized officers; (c) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such warrant agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the Offered Warrants have been duly executed and countersigned in accordance with any such warrant agreement or held in global form, and issued and sold as contemplated by the Registration Statement; and (e) the Company has received consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, then such Offered Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.              With respect to any offering of Units by the Company pursuant to the Registration Statement, in so far as the Units include Offered Common Stock, Offered Preferred Stock and/or Offered Warrants (the “Offered Units”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock or Preferred Stock or shares of Common Stock or Preferred Stock issuable upon exchange, exercise or conversion of any such Offered Warrants comprising the Offered Units; (b) any unit agreement relating to the Offered Units have been duly authorized, executed, and delivered by authorized officers of the Company; (c) the terms of the Offered Units and their issuance and sale have been duly established in conformity with any such unit agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the Offered Units have been duly executed and countersigned in accordance with any such unit agreement and issued and sold as contemplated by the Registration Statement; and (e) the Company has received consideration for the Offered Units provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, then such Offered Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Torchlight Energy Resources, Inc.

May 28, 2021

5.              With respect to any offering of Rights by the Company pursuant to the Registration Statement (the “Offered Rights”), when, as and if (a) specifically authorized for issuance by the Board of Directors or any duly appointed pricing committee, including the reservation of a sufficient number of shares of Common Stock or Preferred Stock, shares of Common Stock or Preferred Stock issuable upon exchange, exercise or conversion of any such Offered Warrants, or Units comprising the Offered Rights; (b) any agreement relating to the Offered Rights have been duly authorized, executed, and delivered by authorized officers of the Company; (c) the terms of the Offered Rights and their issuance and sale have been duly established in conformity with any such rights agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (d) the Offered Rights have been duly executed and countersigned in accordance with any such rights agreement and issued and sold as contemplated by the Registration Statement; and (e) the Company has received consideration for the Offered Rights provided for in the resolutions of the Board of Directors or any duly appointed pricing committee, then such Offered Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, Ballard Spahr LLP